SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                               ___________________

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                               ___________________
                        FINANCIAL INDUSTRIES CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

         Texas                                      74-2126975
(State of Incorporation)                  (I.R.S. Employer Identification No.)


            6500 River Place Blvd., Building One, Austin, Texas 78730
  (Address, Including Zip Code, of Registrant's of Principal Executive Offices)


                        InterContinental Life Corporation
                             1999 Stock Option Plan
                              (Full Title of Plan)

           Theodore A. Fleron, Vice President and Assistant Secretary
                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)


                         CALCULATION OF REGISTRATION FEE


 Title of Securities         Amount to                Proposed                Proposed maximum       Amount of Registration Fee
   to be registered        be registered          maximum offering               aggregate
                                                 price per share(1)          offering price(1)
Common Stock,             794,200 shares               $12.39                    $8,364,030               $1,449.33
par value $.20


(1) For purposes of computing the registration fee only. Pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, the Proposed Maximum Aggregate Offering Price Per Share is based upon:

          the average of the high and low prices of the common stock on June 11, 2001 with respect to 404,800 shares, and the actual price at which 389,400 options may be exercised (prices ranging from $ 8.18 per share to $ 12.39 per share).

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents are incorporated herein by reference:

          (1) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

          (2) Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2001.

          (3) Our Current Reports on Form 8-K dated January 22, 2001, May 30, 2001 and June 8, 2001.

          (4) The description of our common stock contained in the section entitled "Description of Capital Stock of FIC" of our Registration Statement on Form S-4 (File No. 333-54772) filed with the Commission on February 1, 2001.

          (5) All documents that we subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.
                                      -2-

Item 6.  Indemnification of Directors and Officers.

     Our Bylaws require us to indemnify our officers and directors to the fullest extent permitted by Article 2.02-1 of the Business Corporation Act of the State of Texas (the "TBCA"). Generally, Article 2.02-1 of the TBCA permits a corporation to indemnify a person who was, is, or is threatened to be made a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests, and/or (b) in other cases, that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful.

     In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successfully in defending on the merits. Texas law does not permit exculpation of liability in the case of (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of the director is expressly provided by statute. We may provide liability insurance for each director and officer for certain losses arising from claims or changes made against them while acting in their capabilities as our directors or officers, whether or not we would have the power to indemnify such person against such liability, as permitted by law.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.

     The following documents are filed as a part of this Registration Statement or incorporated by reference herein:

4.1            InterContinental Life Corporation 1999 Stock Option Plan. *

5.1            Opinion of Special Counsel to FIC.*

23.1           Consent of Special Counsel to FIC (included in Exhibit 5.1).

23.2           Consent of PricewaterhouseCoopers LLP. *

24.1           Power of Attorney (included on signature pages).



* Filed herewith.

Item 9.  Undertakings.

         We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the change in volume and price represent no more than a 20 percent change in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include  any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3)   To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

     We hereby undertake that, for purposes of determining any liability under the Securities Act, each of our annual reports pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of our company, pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas on the 14th day of June, 2001.

                                   FINANCIAL INDUSTRIES CORPORATION

                                   By:      /s/ Roy F. Mitte
                                            Roy F. Mitte
                                            Chairman, President and Chief
                                            Executive Officer

                               POWER OF ATTORNEY
     Know all those by these presents, that each person whose signature appears below constitutes and appoints each of Roy F. Mitte and Theodore A. Fleron or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-8 of Financial Industries Corporation under the Securities Act of 1933, as amended, including, without limitation of the generality of the foregoing, to sign the Registration Statement in the name and on behalf of Financial Industries Corporation, or on behalf of the undersigned as a director or officer of Financial Industries Corporation, and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional Registration Statements relating to the same offering of Securities as the Registration Statement that are filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.


Signature                        Title                            Date

/s/ John D. Barnett              Director                         June 14, 2001
    John D. Barnett

/s/ Joseph F. Crowe              Director                         June 14, 2001
    Joseph F. Crowe

/s/ Jeffrey H. Demgen            Vice President; Director         June 14, 2001
    Jeffrey H. Demgen

/s/ Theodore A. Fleron           Vice President and               June 14, 2001
    Theodore A. Fleron           Assistant Secretary; Director

/s/  James M. Grace              Vice President and Treasurer;    June 14, 2001
     James M. Grace              Director

/s/ Michael S. Mitte             Director                         June 14, 2001
    Michael S. Mitte

/s/  Roy F. Mitte                Chairman; President; Chief       June 14, 2001
     Roy F. Mitte                Executive Officer; Director

/s/  Frank Parker                Director                         June 14, 2001
     Frank Parker

/s/ Thomas C. Richmond           Director                         June 14, 2001
    Thomas C. Richmond

/s/  Steven P. Schmitt           Vice President; Secretary;       June 14, 2001
     Steven P. Schmitt           Director

/s/  Jerome H. Supple            Director                         June 14, 2001
     Jerome H. Supple

                                  EXHIBIT INDEX

Exhibit Number                        Description

    4.1            InterContinental Life Corporation 1999 Stock Option Plan. *

    5.1            Opinion of Special Counsel to FIC. *

   23.1            Consent of Special Counsel to FIC (included in Exhibit 5.1).

   23.2            Consent of PricewaterhouseCoopers LLP. *

   24.1            Power of Attorney (included on signature pages).



* Filed herewith.

                                                                Exhibit 5.1

                        Financial Industries Corporation
                      6500 River Place Blvd., Building One
                               Austin, Texas 78730

June 13,  2001


Financial Industries Corporation
6500 River Place Blvd., Building One
Austin, Texas 78730

Ladies and Gentlemen:

I am Special Counsel of Financial Industries Corporation, a Texas corporation (the "Company"), and I am delivering this opinion in connection with the filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-8 (the "Registration Statement") for the purpose of registering 794,200 shares of the common stock of the Company, $0.20 par value (the "Common Stock"), with respect to the InterContinental Life Corporation 1999 Stock Option Plan (the "Plan"). I have reviewed originals (or copies) of certified or otherwise satisfactorily identified documents, corporate and other records, certificates and papers as I deemed it necessary to examine for the purpose of this opinion.

Based on the foregoing, it is my opinion that the shares of Common Stock which are issued upon the exercise of stock options under the Plan are duly authorized, and when issued and delivered against receipt of payment therefor in accordance with the Plan, such shares of Common Stock will, be validly issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,


                                        /s/ Melanie M. McCaffree
                                        Melanie M. McCaffree

                                                                Exhibit 23.2

                         Consent of Independent Accounts

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 2, 2001, relating to the financial statements and financial statement schedules of Financial Industries Corporation, which appears in Financial Industries Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.


                                                     /s/ PricewaterhouseCoopers
                                                     PricewaterhouseCoopers LLP
Dallas, Texas
June 14, 2001

                       InterContinental Life Corporation
                             1999 Stock Option Plan



A.        The Plan

          1. Name: This Plan shall be known as the "InterContinental Life Corporation 1999 Stock Option Plan."

          2. Purpose: The purposes of the Plan are to encourage stock ownership by key management employees of InterContinental Life Corporation (herein called the "Company") and its Subsidiaries, to provide an incentive for such employees to expand and improve the profits and prosperity of the Company and its Subsidiaries, and to assist the Company and its Subsidiaries in attracting and retaining key personnel through the grant of options to purchase shares of the Company's common stock. It is intended that the stock options granted hereunder shall constitute nonstatutory stock options and shall not be treated as "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, or successor provisions thereto or of like import.

          3.   Effective  Date and Term:  The Plan was  approved by the Board of
               Directors of the Company on March 6, 1999, and shall become effective on May 18, 1999, subject to approval by a majority of the shareholders of the Company, present in person or by proxy, at the annual meeting of shareholders of the Company to be held on May 18, 1999. The Plan shall terminate upon the eleventh anniversary of the Effective Date.

B.        Definitions

          Unless otherwise required by the context:

          1. "Anniversary Date" shall mean the first anniversary of the Effective Date and each succeeding anniversary thereof.

          2.   "Board" shall mean the Board of Directors of the Company.

          3. "Change in Control" shall mean the occurrence of either (i) the termination, by resignation or otherwise, of Roy F. Mitte as Chairman of the Board and Chief Executive Officer or (ii) the appointment or election to the Board of persons constituting a majority of the number of members of the Board which persons were not nominated or appointed to the Board by Roy F. Mitte.

          4.   "Committee"  shall  mean  the  Executive   Committee,   which  is
               appointed by the Board, and which shall be composed of at least three members of the Board.

          5. "Company" shall mean the InterContinental Life Corporation, its subsidiaries, affiliates and successors in interest.

          6.   "Code" shall mean the Internal Revenue Code of 1986, as amended.

          7. "Effective Date" shall mean the date determined in accordance with the provisions of paragraph A.3, hereof.

          8. "Option shall mean a right to purchase Stock, granted pursuant to the Plan.

          9. "Option Price" shall mean the purchase price to be paid for each share of Stock subject to issuance pursuant to the exercise of an Option , as determined in Section G, below.

          10. "Participant" shall mean an employee of the Company, or of any Affiliate of the Company, to whom an Option is granted under the Plan.

          11. "Plan" shall mean this InterContinental Life Corporation Stock Option Plan.

          12. "Plan Year" shall mean a twelve-month period which commences on the Effective Date or an Anniversary Date, as applicable and ends on the last day of the twelfth month following such Effective Date or Anniversary Date, as applicable.

          13.  "Stock"  shall mean the common  stock of the  Company,  par value
               $.22.

          14. "Subsidiary" shall mean a subsidiary corporation of the Company, as defined in Section 425(f) of the Code.

          15. "Affiliate" shall mean (i) any Subsidiary of the Company and (ii) Financial Industries Corporation and any direct or indirect wholly-owned subsidiary of Financial Industries Corporation.

C.        Stock To Be Optioned

          Subject to the provisions of Section M of the Plan, the maximum number of shares of stock that may be optioned or sold under the Plan is 800,000 shares. Such shares may be treasury or authorized but unissued shares of Stock.

D.       Options Under the Plan:

          Shares of Stock with respect to which an Option has been granted and exercised hereunder shall not again be available for grant under the Plan. In the event that Options granted hereunder shall expire, terminate or be canceled for any reason without being exercised, new Options may be granted under the Plan with respect to the number of shares to which such Option expiration, termination or cancellation pertains.

E.        Administration

          The Plan shall be administered by the Committee. Two members of the Committee shall constitute a quorum for the transaction of business. The Committee shall be responsible to the Board for the operation of the Plan, and shall determine the participation in the Plan by employees of the Company and its Affiliates, and the extent of that participation. The interpretation and construction of any provisions of the Plan by the Committee shall be final, unless otherwise determined by the Board. No member of the Board or the Committee shall be liable for any action or determination made by him in good faith.


F.        Eligibility

          The Board or the Committee may grant Options to any key management employee (including an employee who is an officer) of the Company or its Affiliates. Options may be awarded by the Board or the Committee at any time and from time to time to new Participants, or to existing Participants, and to a greater or lesser number of Participants, and may include or exclude previous Participants, as the Board or the Committee shall determine. Options granted at different times need not contain similar terms.

G.        Option Price:

          The purchase price for Stock under each Option shall be 100 percent (100%) of the fair market value of the Stock at the time the Option is granted, but in no event less than $7.50 per share. If the Stock is publicly traded, then such fair market value shall be determined as follows: (i) if the principal trading market for the Stock is the NASDAQ Small-Cap Market, the NASDAQ National Market or a national securities exchange, the last reported sale price thereof on the day of the grant, or (if there were no trades on that date, the latest preceding date on which as sale was reported, or (ii) if the Stock is not principally traded on such market or exchange, the mean between the last reported "bid" and "asked" prices of the Stock on the day of the grant, as reported on NASDAQ or as reported in a recognized financial reporting system, as applicable. If the Stock is not publicly traded, or if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, such fair market value shall be as determined by the Board.

H.        Terms and Conditions of Options

          Options granted pursuant to the Plan shall be authorized by the Board or the Committee and shall be evidenced by agreements in such form as the Board or the Committee shall from time to time approve. Such agreements shall comply with and be subject to the following terms and conditions:

          1. Employment Agreement: The Board or the Committee may, in its discretion, include in any Option granted under the Plan a condition that the Participant shall agree to remain in the employ of, and render services to, the Company or any of its Affiliates for a period of time (specified in the agreement) following the date the Option is granted. Unless otherwise set forth in a written employment agreement between the Company and the Participant, no such agreement shall impose upon the Company or any of its Affiliates, however, any obligation to employ the Participant for any period of time.

          2. Manner of Exercise: Any Options granted hereunder may be exercised by the Participant serving upon the Secretary of the Company written notice of such exercise which notice shall be irrevocable and shall specify the number of shares of Stock to be purchased pursuant to such exercise.

          3. Time and Method of Payment: The Option Price shall be paid in full in cash at the time an Option is exercised under the Plan. Such payment, in the form of a personal or bank check, shall accompany the notice of exercise. Unless submitted in accordance with the provisions of this Plan, an exercise of any Option granted under the Plan shall be invalid and of no effect. Promptly after the exercise of an Option and the payment of the full Option Price, the Participant shall be entitled to the issuance of a stock certificate evidencing his ownership of such Stock. A Participant shall have none of the rights of a shareholder of the Company pursuant to the exercise of an Option hereunder until the issuance of Stock to such Participant pursuant to such exercise and no adjustment shall be made for dividends or other rights for which the record date is prior to the date that the certificate evidencing such Stock is issued.

          4. Number of Shares: Each Option shall state the total number of shares of Stock to which it pertains.

          5. Option Period and Limitations On Exercise of Options: The Option period shall be one year from the date the Option becomes exercisable in whole or in part under the terms of the Plan. Except as provided in paragraph H.6, hereof, no Option shall be exercisable until the first Anniversary Date next following the date of grant thereof, when it becomes exercisable in accordance with the following schedule:

                    A. For Options Granted During the First Plan Year: Options granted during the first Plan Year shall be exercisable on the first Anniversary Date following the date of grant to the extent of twenty percent (20%) of the Stock covered by such Option. On each succeeding Anniversary Date, an additional twenty percent (20%) of such Option shall become exercisable, with the result that no Option granted during the first Plan Year may be exercised, in whole or in part, after the sixth Anniversary Date;

                    B.   For  Options  Granted  During  the  Second  Plan  Year:
                         Options granted during the second Plan Year shall be exercisable on the first Anniversary Date following the date of grant to the extent of twenty-five percent (25%) of the Stock covered by such Option. On each succeeding Anniversary Date, an additional twenty-five percent (25%) of such Option shall become exercisable, with the result that no Option granted during the second Plan Year may be exercised, in whole or in part, after the sixth Anniversary Date.

                    C. For Options Granted During the Third Plan Year: Options granted during the third Plan Year shall be exercisable on the first Anniversary Date following the date of grant to the extent of thirty-three and one-third percent (33 1/3 %) of the Stock covered by such Option. On each succeeding Anniversary Date, an additional thirty-three and one-third percent (33 1/3%) of such Option shall become exercisable, with the result that no Option granted during the third Plan Year may be exercised, in whole or in part, after the sixth Anniversary Date.

                    D.   For  Options  Granted  During  the  Fourth  Plan  Year:
                         Options granted during the fourth Plan Year shall be exercisable on the first Anniversary Date following the date of grant to the extent of fifty percent (50 %) of the Stock covered by such Option. On the next succeeding Anniversary Date, an additional fifty percent (50%) of such Option shall become exercisable, with the result that no Option granted during the fourth Plan Year may be exercised, in whole or in part, after the sixth Anniversary Date.

                    E. For Options Granted During the Fifth Plan Year: Options granted during the fifth Plan Year shall be exercisable on the first Anniversary Date following the date of grant to the extent of one hundred percent (100 %) of the Stock covered by such Option, with the result that no Option granted during the fifth Plan Year may be exercised, in whole or in part, after the sixth Anniversary Date. No option may be exercised for the purchase of fractional shares of stock.

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

          6. Exercise of Options Upon Change in Control: Notwithstanding the provisions of paragraph H.5, hereof, each Option granted under the Plan shall become exercisable, in whole or in part, upon the effective date of a Change in Control. Following the effective date of a Change in Control, the Option period shall be one year from the date the Option becomes exercisable.

          7. Designation of Options: Each Option shall be designated, at the time of issuance, as not being an incentive stock option under
               Section 422A of the Code.

I.        Termination of Employment

          Except as provided in Section J, below, if a Participant ceases to be employed by the Company or any of its Affiliates, his Options, including those Options which are exercisable at the time of such termination of employment, shall expire thirty (30) days following the date of termination of employment; provided, however, that if a Participant's cessation of employment with the Company and its Affiliates is due to his retirement with the consent of the Company or any of its Affiliates , the Participant may, at any time within three months after such cessation of employment, exercise his Options to the extent that he was entitled to exercise them on the date of cessation of employment. The Committee may cancel any Option granted hereunder during the post-employment periods referred to in this paragraph if the Participant engages in employment or other activities contrary, in the opinion of the Committee, to the best interests of the Company or any of its Affiliates. The Committee shall determine in each case whether a termination of employment shall be considered a retirement with the consent of the Company or an Affiliate, and, subject to applicable law, whether a leave of absence shall constitute a termination of employment. Any such determination of the Committee shall be final and conclusive, unless overruled by the Board.

J.        Rights In Event of Death or Disability

          If a Participant dies without having fully exercised his Options, the executors or administrators, or legatees or heirs, of his estate shall have the right to exercise only such Options as the deceased Participant was presently entitled to exercise on the date of his death. Any such exercise by the executors or administrators, or legatees or heirs, of the estate of a Participant must be made within 90 days following the date of death of the Participant, in accordance with the procedures set forth in Section H.2., hereof. After the expiration of such 90-day period, no Options which the deceased Participant was presently entitled to exercise on the date of his death may be exercised.

          If a Participant terminates his employment with the Company or an Affiliate as a result of a "permanent and total disability (as that term is defined by section 22(e)(3) of the Internal Revenue Code of 1986, as amended) without having fully exercised his Options, he shall have the right to exercise only such Options as he was presently entitled to exercise on the date of his permanent and total disability. Any such exercise by the Participant must be made within 90 days following the date of such Participant's permanent and total disability, in accordance with the procedures set forth in Section H.2., hereof. After the expiration of such 90-day period, no Options which the Participant was presently entitled to exercise on the date of his permanent and total disability may be exercised.

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

K.        No Obligation To Exercise Options

          The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

L.        Nonassignability

          Options shall not be transferable other than by will or by the laws of descent and distribution, to the extent provided herein, and during a Participant's lifetime may be exercised only by such Participant.

M.        Effect of Change In Stock Subject To The Plan

          The aggregate number of shares of Stock available for Options under the Plan, the shares subject to any Option, and the price per share, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Stock subsequent to the effective date of the Plan resulting from (1) a subdivision or consolidation of Stock or any other capital adjustment, (2) the payment of a dividend consisting of Stock, or (3) any other increase or decrease in the amount of Stock outstanding effected without the receipt of consideration by the Company. If the Company shall be the surviving Corporation in any merger or consolidation, any Option shall pertain, apply, and relate to the nature and amount of securities of such resulting entity to which a holder of the number of shares of Stock subject to the Option would have become entitled to following such merger or consolidation.

          If the Company is merged into or consolidated with any other corporation in a transaction where the Company is not the surviving corporation, or if it sells all or substantially all of its assets to any other corporation, then either (i) the Company shall cause provision to be made for the continuance of the Plan after such event, or for the substitution for this Plan for another Plan covering the number and class of securities which the Participants in this Plan would have been entitled to receive in such merger or consolidation by virtue of such sale if the Participant had been the holder of record of a number of shares of Stock of the Company equal to the then unexpired portion of the Options then held by Participants, or (ii) the Company shall give to the Participants written notice of its election not to cause such provision to be made and all unexercised Options shall become exercisable in full (or, at the individual election of a Participant, in part) at any time during a period of 20 calendar days, to be designated by the Company, ending not more than 10 calendar days prior to the effective date of such merger, consolidation or sale, in which case any unexercised Options shall not be exercisable to any extent after the expiration of such 20 calendar day period.

N.        Amendment and Termination

          The Board or the Committee may terminate, amend, or revise the Plan with respect to any shares as to which Options have not been granted. The Board or the Committee may alter or amend the provisions of paragraph 3, hereof, pertaining to the Term of the Plan. Neither the Board nor the Committee may, without the consent of the holder of an Option, alter or impair any Option previously granted under the Plan, except as authorized herein. Unless sooner terminated, the Plan shall remain in effect for a period of eleven years from the date of the Plan's adoption by the Board. Termination of the Plan shall not affect any Option previously granted.

O.        Reservation of Shares of Stock

          The Company, during the term of this Plan, will at all times reserve and keep available, and will seek or obtain from any regulatory body having jurisdiction, any requisite authority necessary to issue and sell the number of shares of Stock that shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain from any regulatory body having jurisdiction the authority deemed necessary by counsel for the Company for the lawful issuance and sale of its Stock hereunder shall relieve the Company of any liability in respect of the failure to issue or sell stock as to which the requisite authority has not be obtained.

P.        Tax Withholding:

          The Company shall have the right to require a Participant to remit to the Company an amount sufficient to satisfy Federal taxes, required by law or regulation to be withheld or deducted with respect to any taxable event arising as a result of the exercise by a Participant of Options under this Plan.








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